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                                   EXHIBIT 24

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Tierney and John-Paul DeRosa his true and lawful attorney-infact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the year ending December 31, 1993 of UNUM Corporation pursuant to the Securities Exchange Act of 1934 and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Witness our signatures on the date set forth below:


    Signature                       Title                     Date

/s/ GAYLE O. AVERYT                 Director                  March 25, 1994
    Gayle O. Averyt


                                    Director                  March 25, 1994
    Kenneth S. Axelson


/s/ ROBERT E. DILLON, JR.           Director                  March 25, 1994
    Robert E. Dillon, Jr.


/s/ GWAIN H. GILLESPIE              Director                  March 25, 1994
    Gwain H. Gillespie


                                    Director                  March 25, 1994
    Ronald E. Goldsberry


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    Signature                       Title                     Date


/s/ DONALD W. HARWARD               Director                  March 25, 1994
    Donald W. Harward


/s/ CYNTHIA A. MONTGOMERY           Director                  March 25, 1994
    Cynthia A. Montgomery


/s/ JAMES L. MOODY, JR.             Director                  March 25, 1994
    James L. Moody, Jr.


/s/ LAWRENCE R. PUGH                Director                  March 25, 1994
    Lawrence R. Pugh


/s/ LOIS DICKSON RICE               Director                  March 25, 1994
    Lois Dickson Rice


/s/ JOHN W. ROWE                    Director                  March 25, 1994
    John W. Rowe


/s/ ROBERT L. SWIGGETT              Director                  March 25, 1994
    Robert L. Swiggett



                                     113